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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF FOX SPORTS NETWORKS, LLC

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                                                                     State of
Company                                                            Incorporation
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
Affiliated Regional Communications Ltd. ..........................   Colorado
American Sports Classics, LLC.....................................   Delaware
ARC Holding, Ltd. ................................................   Delaware
Fox Cable Networks Services, LLC..................................   Delaware
Fox Lone Star Holdings, LLC.......................................   Delaware
Fox Professional Services, LLC....................................   Delaware
Fox Professional Services 2, LLC..................................   Delaware
Fox Professional Services 3, LLC..................................   Delaware
Fox Regional Sports Member II, Inc................................   Delaware
Fox Sports Net, LLC...............................................   Delaware
Fox Sports Net Arizona, LLC.......................................   Delaware
Fox Sports Net Baseball, LLC......................................   Delaware
Fox Sports Net Bay Area Holdings, LLC.............................   Delaware
Fox Sports Net Canada Holdings, LLC...............................   Delaware
Fox Sports Net Chicago Holdings, LLC..............................   Delaware
Fox Sports Net Detroit, LLC.......................................   Delaware
Fox Sports Digital Nets, Inc. ....................................   Delaware
Fox Sports Net Distribution, LLC..................................   Delaware
Fox Sports Net Finance, Inc. .....................................   Delaware
Fox Sports Net Minnesota Holdings, LLC............................   Delaware
Fox Sports Net Minnesota, LLC.....................................   Delaware
Fox Sports Net National Ad Sales Holdings, LLC....................   Delaware
Fox Sports Net National Network Holdings, LLC.....................   Delaware
Fox Sports Net Northwest, LLC.....................................   Delaware
Fox Sports Net Pittsburgh, LLC....................................   Delaware
Fox Sports Net Rocky Mountain.....................................   Colorado
Fox Sports Net Utah, LLC..........................................   Delaware
Fox Sports Net West, LLC..........................................   Delaware
Fox Sports Net West 2, LLC........................................   Delaware
Fox Sports RPP Holdings, LLC......................................   Delaware
Foxwatch Productions, Inc. .......................................   Delaware
FRSM West, Inc. ..................................................   Delaware
FX Networks, LLC..................................................   Delaware
Liberty/Fox ARC L.P...............................................   Delaware
Liberty/Fox Southeast L.L.C.......................................   Delaware
Liberty/Fox Sunshine L.L.C. ......................................   Delaware
National Advertising Partners.....................................   New York
National Sports Partners..........................................   New York
National PSNA Holdings I, LLC.....................................   Delaware
National PSNA Holdings II, LLC....................................   Delaware
Prime Network, LLC................................................   Wyoming
Prime SportsChannel Networks Associates...........................   New York
Redweed Productions, LLC..........................................   Delaware
SportsChannel Pacific Associates..................................   Delaware
SportsChannel Chicago Associates..................................   Delaware
SportsChannel Ventures, Inc.......................................   New York
Sports Holding Inc. ..............................................   Texas
SportSouth Holdings, L.L.C. ......................................   Delaware
SportSouth Network, Ltd. .........................................   Delaware
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